Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Fourth Quarter and Full-Year 2009 Results

NEW YORK--(BUSINESS WIRE)--January 27, 2010--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC):

Fourth Quarter Results

  Total net revenue of $523 million
  Provision for loan losses of $292 million
  Net loss of $67 million, or $0.04 loss per share
  Total Daily Average Revenue Trades (DARTs) of 174,000
  Brokerage accounts of 2.7 million

Full-Year 2009 Performance

  Total net revenue of $2.2 billion
  Provision for loan losses of $1.5 billion
  Net loss of $1.3 billion, or $1.18 per share (net loss of $525 million, excluding $773 million non-cash charge on debt exchange)(1)
  Record DARTs of 197,000
  Raised $765 million in gross proceeds from common stock issuances
  Completed $1.74 billion debt exchange

Capital and Liquidity Metrics

  Bank Tier 1 capital ratios of 6.69% to total adjusted assets and 12.79% to risk-weighted assets
  Excess risk-based total capital (excess to the regulatory well-capitalized threshold) of $899 million
  Corporate cash of $393 million

E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2009, reporting a net loss of $67 million, or $0.04 per share, compared with a net loss of $276 million, or $0.50 per share, a year ago. For the year ended December 31, 2009, the Company reported a loss from continuing operations of $1.3 billion, or $1.18 per share (net loss of $525 million, excluding $773 million non-cash charge on debt exchange)(1), compared to a loss from continuing operations of $809 million, or $1.58 per share, a year ago.

“2009 was a watershed year for E*TRADE, as the Company positioned itself to achieve sustainable, profitable growth by successfully recapitalizing the balance sheet and maintaining its focus on the online brokerage business,” said Robert Druskin, Chairman and interim CEO, E*TRADE FINANCIAL Corporation. “The online brokerage business performed extremely well, recording its highest level of DARTs for any year and delivering strong organic growth in brokerage accounts, cash, and margin receivables.”

The Company reported total DARTs of 174,000 in the fourth quarter, a 12 percent sequential quarterly decrease and a 20 percent decrease versus the same quarter a year ago. DARTs for the full year were 197,000 as compared to 188,000 in 2008.

At quarter end, E*TRADE reported 4.5 million customer accounts, which included 2.7 million brokerage accounts. Brokerage accounts decreased by 17,000 in the quarter, including a reduction of 8,000 accounts as a result of the sale of the Company’s local trading business in Germany. For the full year, the Company added 115,000 net new brokerage accounts.

During the quarter, customer security holdings increased five percent, or $4.5 billion, and brokerage-related cash increased by $0.6 billion to $20.9 billion. Net new customer assets were negative $0.3 billion and were impacted by the restructuring of the Company’s international operations and a $1.3 billion decline in savings and other bank-related customer deposits, as the Company continued to execute its balance sheet reduction strategy. Customers were net buyers of approximately $800 million of securities. Margin receivables increased from $3.4 billion to $3.8 billion.

U.S. net new brokerage assets were positive $1.5 billion during the quarter, reflecting the Company’s strategic focus on growing the online brokerage business. For the full year, U.S. net new brokerage assets were positive $7.2 billion.

Commissions, fees and service charges, principal transactions, and other revenue in the fourth quarter were $205 million, compared with $231 million in the third quarter. This reflected the sequential decline in trading activity and a $0.19 decline in the average commission per trade due to customer mix.

Net interest income was essentially flat at $321 million, as a $459 million decline in average interest-earning assets to $43.8 billion was largely offset by a four basis point expansion in the net interest income spread.

Total operating expense increased by $17 million to $318 million from the prior quarter, primarily due to charges associated with the restructuring of the Company’s international operations, seasonal advertising, and higher real estate owned (REO) expenses.

The Company continued to make progress during the fourth quarter in reducing balance sheet risk as its loan portfolio contracted by $1.1 billion from last quarter, of which $0.8 billion was due to prepayments or scheduled principal reductions.

Fourth quarter provision for loan losses decreased $55 million from the prior quarter to $292 million. Total net charge-offs in the quarter were $324 million, a decrease of $27 million from the prior quarter. Total allowance for loan losses was virtually flat at approximately $1.2 billion, or six percent of gross loans receivable. For the Company’s entire loan portfolio, total special mention delinquencies (30-89 days) declined by three percent and total at-risk delinquencies (30-179 days) declined by two percent in the quarter.

The Company continues to maintain Bank capital ratios substantially in excess of regulatory well-capitalized thresholds. As of December 31, 2009, the Company reported Bank Tier 1 capital ratios of 6.69 percent to total adjusted assets and 12.79 percent to risk-weighted assets. The Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $899 million at year end.

Historical monthly metrics from January 2006 to December 2009 can be found on the E*TRADE FINANCIAL Investor Relations website at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EST today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 49070218. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to achieve sustainable, profitable growth. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs and the potential negative regulatory consequences resulting from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the Risk Factor section of the Company’s prospectus supplement dated September 23, 2009 and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information in these reports under the caption "Risk Factors"). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2010 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue:
Operating interest income	$420,365	$540,204	$1,832,558	$2,469,940
Operating interest expense	(99,393)	(266,107)	(571,956)	(1,201,934)
Net operating interest income	320,972	274,097	1,260,602	1,268,006
Commissions	123,771	141,548	547,993	515,551
Fees and service charges	47,494	44,441	192,516	199,956
Principal transactions	22,830	25,336	88,053	84,882
Gains (losses) on loans and securities, net	18,667	21,961	169,106	(100,473)
Other-than-temporary impairment ("OTTI")	(4,301)	(33,371)	(232,139)	(95,010)
Less: noncredit portion of OTTI recognized in (out of) other comprehensive loss (before tax)	(17,111)	-	143,044	-
Net impairment	(21,412)	(33,371)	(89,095)	(95,010)
Other revenues	11,118	12,421	47,841	52,684
Total non-interest income	202,468	212,336	956,414	657,590
Total net revenue	523,440	486,433	2,217,016	1,925,596
Provision for loan losses	292,402	512,874	1,498,112	1,583,666
Operating expense:
Compensation and benefits	94,051	80,531	366,232	383,385
Clearing and servicing	40,723	47,970	170,711	185,082
Advertising and market development	26,384	44,684	114,399	175,250
FDIC insurance premiums	19,424	7,086	94,258	31,258
Communications	21,316	24,169	84,381	96,792
Professional services	17,022	27,814	78,718	94,070
Occupancy and equipment	19,278	23,100	78,360	85,766
Depreciation and amortization	20,699	19,876	83,337	82,483
Amortization of other intangibles	7,434	7,764	29,737	35,746
Facility restructuring and other exit activities	13,820	977	20,652	29,502
Other operating expenses	38,254	37,478	122,544	90,881
Total operating expense	318,405	321,449	1,243,329	1,290,215
Loss before other income (expense), income tax benefit and discontinued operations	(87,367)	(347,890)	(524,425)	(948,285)
Other income (expense):
Corporate interest income	67	1,591	860	7,210
Corporate interest expense	(39,897)	(87,898)	(282,688)	(362,160)
Gains (losses) on sales of investments, net	311	(4,537)	(1,714)	(4,230)
Gains (losses) on early extinguishment of debt	-	-	(1,018,848)	10,084
Equity in income (loss) of investments and venture funds	(1,644)	(6,608)	(8,616)	18,462
Total other income (expense)	(41,163)	(97,452)	(1,311,006)	(330,634)
Loss before income tax benefit and discontinued operations	(128,530)	(445,342)	(1,835,431)	(1,278,919)
Income tax benefit	(61,381)	(169,117)	(537,669)	(469,535)
Loss from continuing operations	(67,149)	(276,225)	(1,297,762)	(809,384)
Income from discontinued operations, net of tax	-	662	-	297,594
Net loss	$(67,149)	$(275,563)	$(1,297,762)	$(511,790)

Basic loss per share from continuing operations	$(0.04)	$(0.50)	$(1.18)	$(1.58)
Basic earnings per share from discontinued operations	-	0.00	-	0.58
Basic net loss per share	$(0.04)	$(0.50)	$(1.18)	$(1.00)

Diluted loss per share from continuing operations	$(0.04)	$(0.50)	$(1.18)	$(1.58)
Diluted earnings per share from discontinued operations	-	0.00	-	0.58
Diluted net loss per share	$(0.04)	$(0.50)	$(1.18)	$(1.00)
Shares used in computation of per share data:
Basic	1,867,174	548,638	1,095,437	509,862
Diluted(2)	1,867,174	548,638	1,095,437	509,862

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009(3)	2008
Revenue:
Operating interest income	$420,365	$440,038	$540,204
Operating interest expense	(99,393)	(118,660)	(266,107)
Net operating interest income	320,972	321,378	274,097
Commissions	123,771	144,533	141,548
Fees and service charges	47,494	50,373	44,441
Principal transactions	22,830	24,888	25,336
Gains on loans and securities, net	18,667	41,979	21,961
Other-than-temporary impairment ("OTTI")	(4,301)	(9,291)	(33,371)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	(17,111)	(9,938)	-
Net impairment	(21,412)	(19,229)	(33,371)
Other revenues	11,118	11,405	12,421
Total non-interest income	202,468	253,949	212,336
Total net revenue	523,440	575,327	486,433
Provision for loan losses	292,402	347,222	512,874
Operating expense:
Compensation and benefits	94,051	97,984	80,531
Clearing and servicing	40,723	43,245	47,970
Advertising and market development	26,384	19,438	44,684
FDIC insurance premiums	19,424	19,993	7,086
Communications	21,316	20,502	24,169
Professional services	17,022	20,592	27,814
Occupancy and equipment	19,278	19,569	23,100
Depreciation and amortization	20,699	21,149	19,876
Amortization of other intangibles	7,434	7,433	7,764
Facility restructuring and other exit activities	13,820	2,497	977
Other operating expenses	38,254	29,312	37,478
Total operating expense	318,405	301,714	321,449
Loss before other income (expense), income tax benefit and discontinued operations	(87,367)	(73,609)	(347,890)
Other income (expense):
Corporate interest income	67	192	1,591
Corporate interest expense	(39,897)	(69,035)	(87,898)
Gains (losses) on sales of investments, net	311	-	(4,537)
Losses on early extinguishment of debt	-	(1,005,493)	-
Equity in loss of investments and venture funds	(1,644)	(3,404)	(6,608)
Total other income (expense)	(41,163)	(1,077,740)	(97,452)
Loss before income tax benefit and discontinued operations	(128,530)	(1,151,349)	(445,342)
Income tax benefit	(61,381)	(296,658)	(169,117)
Loss from continuing operations	(67,149)	(854,691)	(276,225)
Income from discontinued operations, net of tax	-	-	662
Net loss	$(67,149)	$(854,691)	$(275,563)

Basic loss per share from continuing operations	$(0.04)	$(0.67)	$(0.50)
Basic earnings per share from discontinued operations	-	-	0.00
Basic net loss per share	$(0.04)	$(0.67)	$(0.50)

Diluted loss per share from continuing operations	$(0.04)	$(0.67)	$(0.50)
Diluted earnings per share from discontinued operations	-	-	0.00
Diluted net loss per share	$(0.04)	$(0.67)	$(0.50)
Shares used in computation of per share data:
Basic	1,867,174	1,268,494	548,638
Diluted(2)	1,867,174	1,268,494	548,638

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2009	2009(3)	2008
ASSETS
Cash and equivalents	$3,483,238	$4,796,376	$3,853,849
Cash and investments required to be segregated under federal or other regulations	1,545,280	2,730,073	1,141,598
Trading securities	38,303	40,883	55,481
Available-for-sale mortgage-backed and investment securities	13,319,712	11,509,690	10,806,094
Margin receivables	3,827,212	3,435,428	2,791,168
Loans, net	19,174,933	20,259,974	24,451,852
Investment in Federal Home Loan Bank stock	183,863	183,863	200,892
Property and equipment, net	320,169	320,457	319,222
Goodwill	1,952,326	1,952,326	1,938,325
Other intangibles, net	356,404	363,836	386,130
Other assets	3,165,045	2,871,065	2,593,604
Total assets	$47,366,485	$48,463,971	$48,538,215

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,597,721	$26,368,402	$26,136,246
Securities sold under agreements to repurchase	6,441,875	6,469,589	7,381,279
Customer payables	5,234,199	5,270,722	3,753,332
Other borrowings	2,746,959	2,756,110	4,353,777
Corporate debt	2,458,691	2,532,232	2,750,532
Accounts payable, accrued and other liabilities	1,137,485	1,444,049	1,571,553
Total liabilities	43,616,930	44,841,104	45,946,719

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 4,000,000,000 at both
December 31, 2009 and September 30, 2009, and 1,200,000,000 at December 31, 2008;
shares issued and outstanding: 1,893,970,995 at December 31, 2009,
1,769,209,309 at September 30, 2009, and 563,523,086 at December 31, 2008	18,940	17,692	5,635
Additional paid-in-capital	6,258,111	6,120,173	4,064,282
Accumulated deficit	(2,123,366)	(2,056,217)	(845,767)
Accumulated other comprehensive loss	(404,130)	(458,781)	(632,654)
Total shareholders' equity	3,749,555	3,622,867	2,591,496
Total liabilities and shareholders' equity	$47,366,485	$48,463,971	$48,538,215

Segment Reporting
	Three Months Ended December 31, 2009
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$240,594	$367,098	$(187,327)	$420,365
Operating interest expense	(24,565)	(262,155)	187,327	(99,393)
Net operating interest income	216,029	104,943	-	320,972
Commissions	123,771	-	-	123,771
Fees and service charges	45,864	1,630	-	47,494
Principal transactions	22,830	-	-	22,830
Gains (losses) on loans and securities, net	(21)	18,688	-	18,667
Other-than-temporary impairment ("OTTI")	-	(4,301)	-	(4,301)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	-	(17,111)	-	(17,111)
Net impairment	-	(21,412)	-	(21,412)
Other revenues	8,570	2,548	-	11,118
Total non-interest income	201,014	1,454	-	202,468
Total net revenue	417,043	106,397	-	523,440
Provision for loan losses	-	292,402	-	292,402
Operating expense:
Compensation and benefits	79,842	14,209	-	94,051
Clearing and servicing	21,469	19,254	-	40,723
Advertising and market development	26,384	-	-	26,384
FDIC insurance premiums	19,329	95	-	19,424
Communications	21,219	97	-	21,316
Professional services	10,642	6,380	-	17,022
Occupancy and equipment	18,347	931	-	19,278
Depreciation and amortization	18,079	2,620	-	20,699
Amortization of other intangibles	7,434	-	-	7,434
Facility restructuring and other exit activities	15,304	(1,484)	-	13,820
Other operating expenses	22,635	15,619	-	38,254
Total operating expense	260,684	57,721	-	318,405
Segment income (loss)	$156,359	$(243,726)	$-	$(87,367)

	Three Months Ended September 30, 2009
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$244,927	$386,332	$(191,221)	$440,038
Operating interest expense	(38,165)	(271,716)	191,221	(118,660)
Net operating interest income	206,762	114,616	-	321,378
Commissions	144,533	-	-	144,533
Fees and service charges	49,723	650	-	50,373
Principal transactions	24,888	-	-	24,888
Gains on loans and securities, net	-	41,979	-	41,979
Other-than-temporary impairment ("OTTI")	-	(9,291)	-	(9,291)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	-	(9,938)	-	(9,938)
Net impairment	-	(19,229)	-	(19,229)
Other revenues	8,466	2,939	-	11,405
Total non-interest income	227,610	26,339	-	253,949
Total net revenue	434,372	140,955	-	575,327
Provision for loan losses	-	347,222	-	347,222
Operating expense:
Compensation and benefits	75,593	22,391	-	97,984
Clearing and servicing	22,578	20,667	-	43,245
Advertising and market development	19,438	-	-	19,438
FDIC insurance premiums	19,893	100	-	19,993
Communications	20,402	100	-	20,502
Professional services	12,841	7,751	-	20,592
Occupancy and equipment	19,125	444	-	19,569
Depreciation and amortization	18,497	2,652	-	21,149
Amortization of other intangibles	7,433	-	-	7,433
Facility restructuring and other exit activities	1,012	1,485	-	2,497
Other operating expenses	15,028	14,284	-	29,312
Total operating expense	231,840	69,874	-	301,714
Segment income (loss)	$202,532	$(276,141)	$-	$(73,609)

	Three Months Ended December 31, 2008
	Trading and Investing	Balance Sheet Management	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$319,679	$483,290	$(262,765)	$540,204
Operating interest expense	(134,621)	(394,251)	262,765	(266,107)
Net operating interest income	185,058	89,039	-	274,097
Commissions	141,484	64	-	141,548
Fees and service charges	44,238	203	-	44,441
Principal transactions	25,336	-	-	25,336
Gains (losses) on loans and securities, net	(57)	22,018	-	21,961
Other-than-temporary impairment ("OTTI")	-	(33,371)	-	(33,371)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	-	-	-
Net impairment	-	(33,371)	-	(33,371)
Other revenues	9,186	3,243	(8)	12,421
Total non-interest income (loss)	220,187	(7,843)	(8)	212,336
Total net revenue	405,245	81,196	(8)	486,433
Provision for loan losses	-	512,874	-	512,874
Operating expense:
Compensation and benefits	62,809	17,722	-	80,531
Clearing and servicing	22,957	25,021	(8)	47,970
Advertising and market development	44,684	-	-	44,684
FDIC insurance premiums	6,912	174	-	7,086
Communications	23,791	378	-	24,169
Professional services	15,709	12,105	-	27,814
Occupancy and equipment	22,135	965	-	23,100
Depreciation and amortization	16,441	3,435	-	19,876
Amortization of other intangibles	7,764	-	-	7,764
Facility restructuring and other exit activities	141	836	-	977
Other operating expenses	29,210	8,268	-	37,478
Total operating expense	252,553	68,904	(8)	321,449
Segment income (loss)	$152,692	$(500,582)	$-	$(347,890)

Key Performance Metrics(5)
Corporate Metrics	Qtr ended 12/31/09	Qtr ended 9/30/09	Qtr ended 12/31/09 vs. 9/30/09	Qtr ended 12/31/08	Qtr ended 12/31/09 vs. 12/31/08

Operating margin %(6)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Trading and Investing	37%	47%	(10)%	38%	(1)%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,084	3,133	(2)%	3,249	(5)%
Consultants and other	140	150	(7)%	146	(4)%
Total headcount	3,224	3,283	(2)%	3,395	(5)%

Revenue per headcount	$162,357	$175,244	(7)%	$143,279	13%

Revenue per compensation and benefits dollar	$5.57	$5.87	(5)%	$6.04	(8)%

Book value per share	$1.98	$2.05	(3)%	$4.60	(57)%
Tangible book value per share	$0.76	$0.74	3%	$0.47	62%

Corporate cash ($MM)(7)	$393.2	$501.1	(22)%	$434.9	(10)%

Enterprise net interest spread (basis points)(8)	286	282	1%	232	23%
Enterprise interest-earning assets, average ($MM)	$43,828	$44,288	(1)%	$44,329	(1)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Loss from continuing operations	$(67.1)	$(854.7)	N.M.	$(276.2)	N.M.
Tax benefit	(61.4)	(296.7)	N.M.	(169.1)	N.M.
Depreciation & amortization	28.1	28.6	(2)%	27.6	2%
Corporate interest expense	39.9	69.0	(42)%	87.9	(55)%
EBITDA	$(60.5)	$(1,053.8)	N.M.	$(329.8)	N.M.

Interest coverage	(1.5)	(15.3)	N.M.	(3.8)	N.M.

Bank earnings before taxes and before credit losses ($MM) (9)	$246.9	$243.3	1%	$155.7	59%

Trading and Investing Metrics

Trading days	63.0	64.0	N.M.	63.0	N.M.

DARTs
U.S.(10)	158,146	180,465	(12)%	193,728	(18)%
International local	15,632	15,948	(2)%	22,221	(30)%
Total DARTs	173,778	196,413	(12)%	215,949	(20)%

Total trades (MM)	10.9	12.6	(13)%	13.6	(20)%

U.S. average commission per trade	$11.41	$11.65	(2)%	$10.70	7%
International local average commission per trade	$10.28	$9.82	5%	$7.80	32%
Average commission per trade	$11.31	$11.50	(2)%	$10.40	9%

U.S. end of period margin receivables ($B)	$3.67	$3.30	11%	$2.65	38%
International local end of period margin receivables ($B)	0.16	0.14	14%	0.14	14%
End of period margin receivables ($B)	$3.83	$3.44	11%	$2.79	37%

U.S. average margin receivables ($B)	$3.53	$3.06	15%	$3.28	8%
International local average margin receivables ($B)	0.15	0.14	7%	0.18	(17)%
Average margin receivables ($B)	$3.68	$3.20	15%	$3.46	6%

Gross new brokerage accounts	88,436	92,688	(5)%	192,275	(54)%
Gross new stock plan accounts	47,144	35,112	34%	42,558	11%
Gross new banking accounts	6,519	9,661	(33)%	55,077	(88)%
Closed accounts(11)	(186,571)	(160,004)	N.M.	(207,950)	N.M.
Net new accounts	(44,472)	(22,543)	N.M.	81,960	N.M.

Net new brokerage accounts	(9,203)	12,489	N.M.	75,915	N.M.
Net new stock plan accounts	7,798	(1,961)	N.M.	(1,332)	N.M.
Net new banking accounts	(35,651)	(35,067)	N.M.	6,051	N.M.
Net new international local brokerage accounts	(7,416)	1,996	N.M.	1,326	N.M.
Net new accounts	(44,472)	(22,543)	N.M.	81,960	N.M.

End of period brokerage accounts	2,630,079	2,639,282	0%	2,515,806	5%
End of period stock plan accounts	1,025,813	1,018,015	1%	1,018,730	1%
End of period banking accounts(11)	723,404	759,055	(5)%	817,223	(11)%
End of period international local brokerage accounts	82,439	89,855	(8)%	81,537	1%
End of period total accounts	4,461,735	4,506,207	(1)%	4,433,296	1%

Net new customers(12)	(26,902)	(10,972)	N.M.	69,486	N.M.

End of period brokerage customers	2,289,430	2,310,146	(1)%	2,201,862	4%
End of period all other customers	920,241	926,427	(1)%	961,078	(4)%
End of period total customers (12)	3,209,671	3,236,573	(1)%	3,162,940	1%

Segment revenue per brokerage customer	$182	$188	(3)%	$184	(1)%

Customer Assets ($B)
Security holdings	$101.8	$97.3	5%	$69.7	46%
Customer payables (cash)	5.2	5.3	(2)%	3.8	37%
Customer cash balances held by third parties	3.2	2.9	10%	2.8	14%
Unexercised stock plan customer options (vested)	17.6	16.9	4%	10.2	73%
Customer assets in brokerage and stock plan accounts	127.8	122.4	4%	86.5	48%
Sweep deposit accounts	12.5	12.1	3%	9.6	30%
Savings and transaction accounts	11.7	12.7	(8)%	13.7	(15)%
CDs	1.2	1.5	(20)%	2.4	(50)%
Customer assets in banking accounts	25.4	26.3	(3)%	25.7	(1)%
Total customer assets	$153.2	$148.7	3%	$112.2	37%

Net new brokerage assets ($B)(13)	$1.5	$1.1	N.M.	$3.0	N.M.
Net new banking assets ($B)(13)	(1.3)	(1.3)	N.M.	0.4	N.M.
Net new international local brokerage assets ($B)(13)	(0.5)	(0.0)	N.M.	0.1	N.M.
Net new customer assets ($B)(13)	$(0.3)	$(0.2)	N.M.	$3.5	N.M.

Brokerage related cash ($B)	$20.4	$19.7	4%	$15.8	29%
International local brokerage cash ($B)	0.5	0.6	(17)%	0.4	25%
Other customer cash and deposits ($B)	12.9	14.2	(9)%	16.1	(20)%
Total customer cash and deposits ($B)	$33.8	$34.5	(2)%	$32.3	5%

Unexercised stock plan customer options (unvested) ($B)	$27.8	$25.0	11%	$10.7	160%

Market Making
Equity shares traded (MM)	120,691	140,037	(14)%	27,418	340%
Average revenue capture per 1,000 equity shares	$0.184	$0.171	8%	$0.893	(79)%
% of Bulletin Board equity shares to total equity shares	94.9%	94.7%	0%	80.3%	15%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(14)	6.69%	6.72%	(0.03)%	6.29%	0.40%
Tier 1 capital to risk-weighted assets ratio(14)	12.79%	13.15%	(0.36)%	11.66%	1.13%
Risk-based capital ratio(14)	14.08%	14.44%	(0.36)%	12.95%	1.13%
E*TRADE Bank excess Tier 1 capital ($MM)(14)	$723.6	$755.0	(4)%	$578.5	25%
E*TRADE Bank excess Tier 1 capital to risk weighted assets(14)	$1,496.4	$1,585.5	(6)%	$1,371.1	9%
E*TRADE Bank excess risk-based capital ($MM)(14)	$899.4	$985.4	(9)%	$714.7	26%

Loans receivable ($MM)
Average loans receivable	$20,998	$22,519	(7)%	$25,997	(19)%
Ending loans receivable, net	$19,167	$20,254	(5)%	$24,452	(22)%

One- to Four-Family

Loan performance detail ($MM)
Current	$8,845	$9,501	(7)%	$11,836	(25)%
30-89 days delinquent	528	528	0%	594	(11)%
90-179 days delinquent	387	386	0%	273	42%
Total 30-179 days delinquent	915	914	0%	867	6%
180+ days delinquent (net of $296M, $243M and $61M in charge-offs for Q409, Q309 and Q408, respectively)	842	799	5%	320	163%
Total delinquent loans	1,757	1,713	3%	1,187	48%
Gross loans receivable(15)	$10,602	$11,214	(5)%	$13,023	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	4.98%	4.70%	0.28%	4.56%	0.42%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	11.60%	10.57%	1.03%	4.55%	7.05%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	16.58%	15.28%	1.30%	9.12%	7.46%
Total 30-179 days delinquent loans as a % of allowance for loan losses	186.73%	202.53%	(15.80)%	468.37%	(281.64)%
Allowance for loan losses as a % of gross loans receivable	4.62%	4.02%	0.60%	1.42%	3.20%
Allowance for loan losses as a % of nonperforming loans	39.84%	38.04%	1.80%	31.22%	8.62%
Net charge-offs as a % of average loans receivable (annualized)	4.04%	3.84%	0.20%	1.74%	2.30%
Provision as a % of average loans receivable (annualized)	5.48%	4.64%	0.84%	3.56%	1.92%

Home Equity

Loan performance detail ($MM)
Current	$7,386	$7,734	(4)%	$9,431	(22)%
30-89 days delinquent	247	270	(9)%	408	(39)%
90-179 days delinquent	194	208	(7)%	278	(30)%
Total 30-179 days delinquent	441	478	(8)%	686	(36)%
180+ days delinquent (net of $27M, $26M and $12M in charge-offs for Q409, Q309 and Q408, respectively)	56	66	(15)%	63	(11)%
Total delinquent loans	497	544	(9)%	749	(34)%
Gross loans receivable(15)	$7,883	$8,278	(5)%	$10,180	(23)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.12%	3.26%	(0.14)%	4.00%	(0.88)%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.18%	3.31%	(0.13)%	3.35%	(0.17)%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	6.30%	6.57%	(0.27)%	7.35%	(1.05)%
Total 30-179 days delinquent loans as a % of allowance for loan losses	71.09%	69.00%	2.09%	82.30%	(11.21)%
Allowance for loan losses as a % of gross loans receivable	7.87%	8.37%	(0.50)%	8.19%	(0.32)%
Allowance for loan losses as a % of nonperforming loans	247.46%	252.77%	(5.31)%	244.34%	3.12%
Net charge-offs as a % of average loans receivable (annualized)	9.52%	9.93%	(0.41)%	8.72%	0.80%
Provision as a % of average loans receivable (annualized)	5.96%	8.79%	(2.83)%	14.18%	(8.22)%

Consumer and Other

Loan performance detail ($MM)
Current	$1,828	$1,931	(5)%	$2,288	(20)%
30-89 days delinquent	30	30	0%	33	(9)%
90-179 days delinquent	6	5	20%	7	(14)%
Total 30-179 days delinquent	36	35	3%	40	(10)%
180+ days delinquent	1	10	(90)%	1	0%
Total delinquent loans	37	45	(18)%	41	(10)%
Gross loans receivable(15)	$1,865	$1,976	(6)%	$2,329	(20)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.63%	1.55%	0.08%	1.43%	0.20%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.36%	0.74%	(0.38)%	0.33%	0.03%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.99%	2.29%	(0.30)%	1.76%	0.23%
Total 30-179 days delinquent loans as a % of allowance for loan losses	50.01%	50.45%	(0.44)%	65.02%	(15.01)%
Allowance for loan losses as a % of gross loans receivable	3.90%	3.56%	0.34%	2.65%	1.25%
Allowance for loan losses as a % of nonperforming loans	1082.29%	479.02%	603.27%	790.72%	291.57%
Net charge-offs as a % of average loans receivable (annualized)	3.93%	3.50%	0.43%	3.67%	0.26%
Provision as a % of average loans receivable (annualized)	4.43%	3.16%	1.27%	4.30%	0.13%

Total Loans Receivable

Loan performance detail ($MM)
Current	$18,059	$19,166	(6)%	$23,555	(23)%
30-89 days delinquent	805	828	(3)%	1,035	(22)%
90-179 days delinquent	587	599	(2)%	558	5%
Total 30-179 days delinquent	1,392	1,427	(2)%	1,593	(13)%
180+ days delinquent	899	875	3%	384	134%
Total delinquent loans	2,291	2,302	0%	1,977	16%
Total gross loans receivable(15)	$20,350	$21,468	(5)%	$25,532	(20)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	3.95%	3.86%	0.09%	4.05%	(0.10)%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	7.31%	6.87%	0.44%	3.69%	3.62%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	11.26%	10.73%	0.53%	7.74%	3.52%
Total 30-179 days delinquent loans as a % of allowance for loan losses	117.69%	117.51%	0.18%	147.47%	(29.78)%
Allowance for loan losses as a % of gross loans receivable	5.81%	5.66%	0.15%	4.23%	1.58%
Allowance for loan losses as a % of nonperforming loans	79.54%	82.37%	(2.83)%	114.70%	(35.16)%
Net charge-offs as a % of average loans receivable (annualized)	6.18%	6.25%	(0.07)%	4.72%	1.46%
Provision as a % of average loans receivable (annualized)	5.57%	6.17%	(0.60)%	7.89%	(2.32)%

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/09	$450,975	$693,185	$70,358	$1,214,518
Provision for loan losses	148,742	122,338	21,322	292,402
Charge-offs, net	(109,830)	(195,456)	(18,896)	(324,182)
Allowance for loan losses, ending 12/31/09	$489,887	$620,067	$72,784	$1,182,738

	Three Months Ended September 30, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/09	$428,017	$718,866	$72,056	$1,218,939
Provision for loan losses	133,334	197,812	16,076	347,222
Charge-offs, net	(110,376)	(223,493)	(17,774)	(351,643)
Allowance for loan losses, ending 9/30/09	$450,975	$693,185	$70,358	$1,214,518

	Three Months Ended December 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222
Provision for loan losses	117,279	369,892	25,703	512,874
Charge-offs, net	(57,234)	(227,341)	(21,910)	(306,485)
Allowance for loan losses, ending 12/31/08	$185,163	$833,835	$61,613	$1,080,611

Average Enterprise Balance Sheet Data
	Three Months Ended
	December 31, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (16)	$21,005,149	$255,433	4.86%
Margin receivables	3,681,814	42,329	4.56%
Available-for-sale mortgage-backed securities	8,943,055	84,150	3.76%
Available-for-sale investment securities	3,734,197	24,851	2.66%
Trading securities	12,047	725	24.07%
Cash and cash equivalents(17)	5,738,265	3,597	0.25%
Stock borrow and other	713,897	6,989	3.88%
Total enterprise interest-earning assets	$43,828,424	418,074	3.81%
Enterprise interest-bearing liabilities:
Retail deposits	$25,656,265	22,214	0.34%
Brokered certificates of deposit	131,083	1,724	5.22%
Customer payables	5,288,419	1,815	0.14%
Repurchase agreements and other borrowings	6,959,750	46,091	2.59%
FHLB advances	2,303,600	27,054	4.60%
Stock loan and other	553,679	481	0.34%
Total enterprise interest-bearing liabilities	$40,892,796	99,379	0.95%
Enterprise net interest income/spread(8)		$318,695	2.86%

	Three Months Ended
	September 30, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (16)	$22,527,378	$276,846	4.92%
Margin receivables	3,197,894	37,832	4.69%
Available-for-sale mortgage-backed securities	9,584,503	99,518	4.15%
Available-for-sale investment securities	761,969	6,078	3.19%
Trading securities	14,870	680	18.30%
Cash and cash equivalents(17)	7,511,328	4,894	0.26%
Stock borrow and other	689,693	11,085	6.38%
Total enterprise interest-earning assets	$44,287,635	436,933	3.94%
Enterprise interest-bearing liabilities:
Retail deposits	$26,329,314	35,487	0.53%
Brokered certificates of deposit	138,513	1,833	5.25%
Customer payables	5,070,584	2,127	0.17%
Repurchase agreements and other borrowings	6,901,475	48,527	2.75%
FHLB advances	2,559,578	30,150	4.61%
Stock loan and other	571,406	517	0.36%
Total enterprise interest-bearing liabilities	$41,570,870	118,641	1.12%
Enterprise net interest income/spread(8)		$318,292	2.82%

	Three Months Ended
	December 31, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans (16)	$25,997,688	$354,966	5.46%
Margin receivables	3,463,271	39,603	4.55%
Available-for-sale mortgage-backed securities	10,391,623	118,756	4.57%
Available-for-sale investment securities	131,079	2,236	6.82%
Trading securities	32,361	562	6.94%
Cash and cash equivalents(17)	3,704,176	11,090	1.19%
Stock borrow and other	608,608	6,971	4.56%
Total enterprise interest-earning assets	$44,328,806	534,184	4.82%
Enterprise interest-bearing liabilities:
Retail deposits	$25,214,422	121,745	1.92%
Brokered certificates of deposit	663,116	8,556	5.13%
Customer payables	3,897,877	4,346	0.44%
Repurchase agreements and other borrowings	7,911,717	83,079	4.11%
FHLB advances	3,912,839	46,467	4.65%
Stock loan and other	433,502	1,873	1.72%
Total enterprise interest-bearing liabilities	$42,033,473	266,066	2.50%
Enterprise net interest income/spread(8)		$268,118	2.32%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Expense

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009	2008
	(In thousands)
Enterprise net interest income	$318,695	$318,292	$268,118
Taxable equivalent interest adjustment(18)	(315)	(333)	(691)
Customer cash held by third parties and other(19)	2,592	3,419	6,670
Net operating interest income	$320,972	$321,378	$274,097

Supplemental Portfolio Disclosure

Mortgage Loan Portfolio(20)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at December 31, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$3,091	$589	$437	$273	$173	$4	$4,567
70%-80%	3,694	824	629	343	153	4	5,647
80%-90%	110	42	39	31	15	-	237
>90%	52	21	17	13	13	-	116
Total	$6,947	$1,476	$1,122	$660	$354	$8	$10,567

One- to Four-Family 30+ Days Delinquent Loan Distribution
December 31, 2009 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$210	$90	$65	$64	$39	$1	$469
70%-80%	590	217	188	111	51	-	1,157
80%-90%	30	17	15	19	8	-	89
>90%	18	7	6	6	5	-	42
Total	$848	$331	$274	$200	$103	$1	$1,757

Home Equity Loan Distribution
Unpaid principal balances at December 31, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$1,387	$259	$212	$94	$80	$8	$2,040
70%-80%	866	225	193	71	68	1	1,424
80%-90%	1,662	521	470	183	119	-	2,955
>90%	751	241	197	99	63	-	1,351
Total	$4,666	$1,246	$1,072	$447	$330	$9	$7,770

Home Equity 30+ Days Delinquent Loan Distribution
December 31, 2009 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$23	$11	$14	$5	$8	$1	$62
70%-80%	29	16	18	8	8	-	79
80%-90%	101	43	47	22	16	-	229
>90%	53	23	24	17	10	-	127
Total	$206	$93	$103	$52	$42	$1	$497

Investment Securities Porfolio

Book value at December 31, 2009 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Agency mortgage-backed securities and CMOs	$8,946	$-	$-	$-	$-	$8,946
Agency debentures	3,929	-	-	-	-	3,929
Non-agency CMOs and other	44	60	130	17	339	590
Municipal bonds, corporate bonds and FHLB stock	214	10	8	-	20	252
Total	$13,133	$70	$138	$17	$359	$13,717

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net loss and EPS excluding the non-cash charge on debt exchange, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

Beginning in the first quarter of 2009, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. As a result, the Company now reports its operating results in two segments: 1) “Trading and Investing,” which includes the businesses that were formerly in the “Retail” segment and now includes the Company’s market-making business, and 2) “Balance Sheet Management,” which includes the businesses from the former “Institutional” segment, other than the market-making business.

On April 1, 2009, the Company adopted the new other-than-temporary impairment guidance for debt securities. As a result of the adoption, the Company recognized a $20 million after-tax increase to retained earnings and an offset in accumulated other comprehensive loss on the consolidated balance sheet. Additionally, in accordance with the new guidance, the Company changed the presentation of the consolidated statement of loss to separately state “Net impairment” as its own line item and the credit and noncredit components of net impairment.

During the third quarter of 2009, the Company added a new operating expense line item to the consolidated statement of loss for FDIC insurance premiums. These expenses increased during the nine months ended September 30, 2009 to a level in which the Company believes a separate line item on the consolidated statement of loss is appropriate. FDIC insurance premium expenses were previously presented in the “Other operating expenses” line item.

Subsequent to the issuance of the Company’s interim financial statements as of and for the periods ended September 30, 2009 and during the preparation of the consolidated financial statements for the year ended December 31, 2009, management determined that the previously reported income tax benefit for the three and nine months ended September 30, 2009 was overstated as a result of preparation and effective tax rate errors. The net effect of correcting these errors was to reduce the Company’s income tax benefit for the three and nine months ended September 30, 2009 by $23 million. The Company has corrected the financial statements as of and for the period ended September 30, 2009 for the overstatement of the estimated income tax benefit. Based on an evaluation of all relevant factors, management concluded the overstatement of income tax benefit was immaterial to the Company's results for the three and nine months ended September 30, 2009 as well as to the quarterly trend of earnings. Therefore, the Company has determined that an amendment of its previously filed Form 10-Q for the quarterly period ended September 30, 2009 is not necessary.

Net Loss and EPS Excluding the Non-Cash Charge on Debt Exchange

Net loss excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax. EPS excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax, divided by diluted shares. Management believes that excluding the non-cash charge associated with the debt exchange from net loss and EPS provides a useful additional measure of the Company’s ongoing operating performance because the charge is not directly related to our performance and is non-recurring. See endnote (1) for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries.

EBITDA

EBITDA represents net income (loss) from continuing operations before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“Bank”) before discontinued operations, provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. During the second quarter of 2009, E*TRADE Securities LLC (“ETS”) became a subsidiary of the Bank. As a result, this metric now includes the earnings from ETS. All prior periods have been adjusted to include the earnings of ETS as well. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income, corporate interest expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances and cash that earns interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the annual report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP EPS to non-GAAP EPS (in thousands, except per share amounts):

	Year Ended December 31, 2009
	Net Loss	Diluted Net Loss per share
Net loss	$(1,297,762)	$(1.18)
Add back: non-cash charge on Debt Exchange	772,908	0.71
Adjusted net loss	$(524,854)	$(0.47)

(2) Because the Company reported a net loss for the periods presented, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) The Q309 income statement and balance sheet have been corrected to reflect the tax adjustment discussed in the Reporting Changes section of Supplemental Information.

(4) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(5) Amounts and percentages may not calculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(7) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for December 31, 2009, September 30, 2009, and December 31, 2008 includes $15.2 million, $19.7 million and $45.3 million, respectively, which we invested in The Primary Fund and is included as a receivable in the other assets line item as The Reserve Fund has not indicated when the remaining funds will be distributed back to investors.

(8) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(9) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“Bank”) before discontinued operations, provision for loan losses, gains (losses) on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from loss before income taxes and discontinued operations:

	Q4 2009	Q3 2009	Q4 2008
Loss before income taxes and discontinued operations	$(128,530)	$(1,151,349)	$(445,342)
Add back:
Non-bank loss before income tax benefit and discontinued operations(b)	80,286	1,032,910	76,753
Provision for loan losses	292,402	347,222	512,874
(Gains) losses on loans and securities, net	(18,667)	(41,979)	(21,961)
Net impairment	21,412	19,229	33,371
Losses on early extinguishment of FHLB advances	-	37,239	-
Bank earnings before taxes and before credit losses	$246,903	$243,272	$155,695

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(10) U.S. DARTs are defined as transactions executed on the Company’s domestic platforms.

(11) During the first quarter of 2009, we updated the definition of an active Complete Savings Account. Prior to this update, all Complete Savings Accounts were considered an active account including those accounts with a nominal positive balance. Subsequent to this change, only Complete Savings Accounts with a balance of $25 or more are considered an active account. We believe this change improves the usefulness of our Complete Savings Account metric as it is now more consistent with our definition of an active brokerage account. The impact of this change is summarized in the table below. All prior periods presented have been updated to reflect this change.

Q4 2008
Previously reported end of period banking accounts	916,961
Reduction due to revised definition	(99,738)
Revised end of period banking accounts	817,223

(12) During the first quarter of 2009, we updated the definition of an active customer to exclude customers that only have a Complete Savings Account with a balance of less than $25. All prior periods presented have been updated to reflect this change.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(14) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q409 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q4 2009	Q3 2009	Q4 2008
Beginning E*TRADE Bank excess risk-based capital ($MM)	$985	$911	$524
Bank earnings before taxes and before credit losses	247	243	156
Provision for loan losses	(292)	(347)	(513)
Loan portfolio run-off (a)	81	131	68
Margin decrease (increase)	(37)	(30)	272
Capital downstream (upstream) (b)	(28)	100	250
Other capital changes (c)	(57)	(23)	(42)
Ending E*TRADE Bank excess risk-based capital ($MM)	$899	$985	$715

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(15) Includes unpaid principal balances and premiums (discounts).

(16) Excludes loans to customers on margin.

(17) Includes segregated cash balances.

(18) Gross-up for tax-exempt securities.

(19) Includes interest earned on average customer assets of $3.1 billion, $3.0 billion and $3.0 billion for the quarters ended December 31, 2009, September 30, 2009 and December 31, 2008, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

(20) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. CLTV calculations for home equity lines of credit are based on drawn balances. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com